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                         EXHIBIT 10.7A TO FORM 10-KSB

                            CENTURY TOWER BUILDING

                                LEASE AGREEMENT




                                              LANDLORD:  THIRD AVENUE ASSOCIATES

                                              TENANT:    fine.com CORPORATION

                                              DATE:      NOVEMBER 19, 1997
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                            CENTURY TOWER BUILDING
                                LEASE AGREEMENT

     THIS LEASE is made as of this 19th day of November, 1997, by and between THIRD AVENUE ASSOCIATES, a Washington limited partnership (hereinafter referred to as "Landlord"), and FINE.COM CORPORATION, a Washington corporation (hereinafter referred to as "Tenant").

                                 LEASE SUMMARY

Section 1.01

     The Building

     (a)  Name:                             Century Tower Building
     (b)  Address:                          520 Third Avenue
                                            Seattle, WA  98101
     (c)  Total Rentable Area of Building:  41,728 sq. ft.

     The Premises

     (a)  Total Rentable Area:              10,434 sq. ft.
     (b)  Floor Location:                   7th and 8th Floors
     (c)  Suite Number:                     Suite 800

Section 2.01  Use of Premises and Tenant's Trade Name

     (a)  Tenant's Trade Name:              fine.com
     (b)  Use of Premises:                  General office use only.

Section 3.01  Lease Term

     (a)  Eighty-eight (88) Months
     (b)  Target Lease Commencement Date:   February 1, 1998

Section 4.01  Basic Rent

                             Monthly           Rent Per
       Month(s)          Rentable Sq. Ft.  Rent Installment
       --------          ----------------  ----------------
         1-12*              $14,738.02          $16.95
        13-64               $15,216.25          $17.50
        65-88               $16,085.75          $18.50

     *Notwithstanding the above to the contrary, Tenant shall not be obligated to pay Basic Rent for months 1 through 4 of the Lease Term for the 5216 rentable square feet of space located on the 7th floor, which equals $7,367.60 per month.

Section 4.02   Operating Expenses

     (a)  Tenant's Proportionate Share:    25.005%

     (b)  Base Year:                       1998


                                      -i-

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Section 5.01   Security Deposit

     (a)  Security Deposit:                $  0.00

Section 5.02   Prepaid Rent

     (a)  Prepaid Rent:                                   $  0.00

     (b)  Month(s) to which the Prepaid Rent is applied:      N/A

Section 19.01  Addresses for Notices

     (a)  Landlord:

     (b)  Tenant:

          Third Avenue Associates        fine.com CORPORATION
              P.O. Box 12328             1525 Fourth Avenue, Suite 800
          Seattle, WA  98111-4328        Seattle, Washington  98101

Section 21.13  Broker's Commission

     (a)  Landlord's Leasing Representative: Betsy Sutherland/Patrick Pendergast
                                             CB Commercial
                                             1420 Fifth Avenue, Suite 1700
                                             Seattle, Washington 98101


     (b)  Tenant's Leasing Representative:   Craig Wrench
                                             Lowe Enterprises Northwest, Inc.
                                             600 University Street, Suite 2820
                                             Seattle, Washington  98101

                                             And

                                             Chris Moe
                                             Kidder Mathews & Segner
                                             601 Union Street, Suite 4720
                                             Seattle, Washington 98101

Exhibits:

 (A)  Tenant Floor Plan
 (B)  Legal Description
 (C)  Tenant Improvements
 (D)  Rules and Regulations
 (E)  Parking Agreement
 (F)  Personal Guaranty

                                     -ii-

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                             OFFICE LEASE AGREEMENT

                                   ARTICLE I

                                    PREMISES

     Section 1.01 Premises Defined. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set forth, those certain premises and improvements consisting of the floor area and the location described in the Lease Summary and shown in crosshatching on the floor plan attached hereto as Exhibit A (hereinafter referred to as the "Premises"). The Premises are located in the building known as the Century Tower Building (the "Building") which is situated in the City of Seattle, County of King, State of Washington and located upon the real property described in Exhibit B (the "Property"). During the initial Term (excluding the Renewal Term as defined in Section 3.04 below), the floor area of the Premises set forth in
Section 1.01 of the Lease Summary is an agreed upon floor area and shall not be adjusted or re-measured during the Lease Term.

     Section 1.02 Alterations. Tenant acknowledges that Exhibit A sets forth the floor plan for the Building and the location of the Premises therein, Landlord may in its sole discretion increase, decrease, or change the number, locations and dimensions of any hallways, lobby areas and other improvements shown on Exhibit A that are not within the Premises. Landlord reserves the right from time to time (a) to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to the Premises or to other parts of the Building which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building which are located within the Premises or located elsewhere in the Building; (b) to alter or expand the Building; and (c) to alter, relocate or substitute any of the Common Areas, as defined in Section 1.04 below, provided that such alterations do not interfere with Tenant's use of the Building or the Premises or result in an increase in Tenant's Operating Expenses.

     Section 1.03 Condition of Premises. The Premises are leased by Landlord and accepted by Tenant in an "as is" condition, subject to any improvements, alterations or modifications to be made pursuant to Article VII below, and the requirement of Landlord to complete the improvements specified therein.

     Section 1.04 Common Areas. So long as Tenant occupies the Premises under the terms of this Lease, Tenant, its licensees, invitees, customers and employees shall have the non-exclusive right to use all entrances, lobbies, and other public areas of the Building (the "Common Areas") in common with Landlord, other Building tenants, and their respective licensees, invitees, customers and employees. The use of the Common Areas shall be subject to the terms and conditions of this Lease.

     Section 1.05 Right of First Refusal. Landlord agrees that, to the extent that such space becomes available to lease, and subject to the extension rights of tenants existing as of the date hereof, prior to leasing any space located on floors 5 and 6 of the Building (the "Right of First Refusal Space") to a third party, Landlord shall notify Tenant in writing that Landlord has received a written offer to lease all or a portion of the Right of First Refusal Space from a third party (the "Offer") which Landlord has accepted and Tenant shall have the right ("Right of First Refusal") to rent the portion of the Right of First Refusal Space covered by the Offer on the terms set forth in this Section 1.05. Provided that Tenant is not in default under this Lease, Tenant may exercise the Right of First Refusal by sending Landlord, within five (5) business days of receipt by Tenant of the Offer, a notice stating that Tenant elects to lease the Right of First Refusal Space upon the terms and conditions set forth in this
Section 1.05. If Tenant duly and timely exercises a Right of First Refusal, the Right of First Refusal Space shall become part of the Premises and Landlord and Tenant shall promptly enter into an amendment to this Lease incorporating the Right of First Refusal Space upon the terms set forth herein, but the First Refusal Space shall become subject to this Lease on the terms set forth herein whether or not such an amendment is signed.

          (a) Terms of Right of First Refusal Space Lease. Provided that Tenant timely and properly exercises a Right of First Refusal, Tenant's lease of the applicable Right of First Refusal Space shall commence on the date Landlord tenders possession of the applicable portion of the Right of First Refusal Space to Tenant (the

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"Right of First Refusal Commencement Date") and shall be on terms identical to those set forth in this Lease, except that (i) except as expressly provided in this Section 1.05, Tenant shall not be entitled to any concessions with respect to the Right of First Refusal Space including, without limitation, commissions or allowances, (ii) the lease term for such Right of First Refusal Space shall be co-terminus with the Term (including any renewal options) of this Lease, and
(iii) rent for the Right of First Refusal Space shall be at the rent per rentable square foot rate then in effect under this Lease and shall be subject to any increases as set forth in this Lease. If for any reason Tenant fails to duly and timely exercise its Right of First Refusal, Landlord shall be free to lease the portion of the Right of First Refusal Space covered by the Offer to the third party on the terms of the Offer. Should Landlord not lease the Right of First Refusal Space to the third party on the Offer terms, or if the Right of First Refusal Space leased to a third party in accordance with this provision becomes available again during the Lease Term, Tenant's Right of First Refusal shall continue in accordance with the foregoing provisions until the expiration of the Term (including any renewal options), upon which date this Right of First Refusal shall automatically expire.

          (b) Allowances. If Tenant exercises a Right of First Refusal under this Section 1.05, Landlord shall provide Tenant with a pro-rated allowance with respect to each Right of First Refusal exercised (the "Right of First Refusal Allowance") for Tenant Improvements, Design Costs, and Moving Costs (all as defined in this Lease). The Right of First Refusal Allowance shall be equal to $17.00 per sq. ft. of Right of First Refusal Space for Tenant Improvements, $1.00 per sq. ft. for Design Costs, and $1.00 per sq. ft. for Moving Costs, divided by eighty-eight (88) months, multiplied by the number of months remaining on the initial Lease Term. For example, if Tenant exercises a Right of First Refusal with respect to 1,000 rentable square feet at a time when there are 24 months remaining in the initial lease term, the Right of First Refusal Allowance will be $5,181.60 (1,000 x 19 = 19,000 + 88 = 215.90 x 24 = 5,181.60).
The Right of First Refusal Allowance shall be applied by Landlord exclusively toward the cost of Right of First Refusal Space Improvements and Design Costs and Moving Costs related to the Right of First Refusal Space. Tenant shall submit to Landlord working drawings for Tenant's proposed tenant improvements to the Right of First Refusal Space (the "Right of First Refusal Improvements") and such drawings shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed. Landlord shall contract with a contractor selected by Landlord for the construction of the Right of First Refusal Improvements. To the extent the cost of the Right of First Refusal Improvements exceeds the amount of the Right of First Refusal Allowance, the balance, if any, shall be paid directly by Tenant to Landlord's contractor promptly upon receipt of invoices for such costs.

     Section 1.06 Access through 1525 Fourth Avenue Building. Tenant shall have the right to access the Building through the 1525 Fourth Avenue building pursuant to the provisions of that certain Skybridge Easement executed on March 26, 1979, and recorded in the official records of King County under Recording No. 7907310892. Landlord represents that such access will be available during the Lease Term and any renewals thereof.


                                  ARTICLE II

                           BUSINESS PURPOSE AND USE

     Section 2.01 Permitted Uses. Tenant shall use the Premises solely for the purposes and under the trade name specified in the Lease Summary, and for no other business or purpose without the prior written consent of the Landlord, which consent shall not be unreasonably withheld.

     Section 2.02 Prohibited Uses. Tenant shall not do or permit anything to be done in or about the Premises, nor bring or keep anything therein, which will
(a) in any way increase the existing rate of or affect any policy of fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering any part thereof or any of its contents; (b) obstruct or interfere in any way with the rights of other tenants or occupants of the Building or injure or unreasonably annoy any of them; or (c) use or allow the Premises to be used for any improper, unlawful or objectionable purposes. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, nor shall Tenant commit or suffer to be committed any waste in, on or about the Premises. Tenant shall not place upon or install in windows or other openings any signs, symbols, drapes, or other material without written approval of Landlord. Tenant shall not place any object or barrier within, or otherwise obstruct, any of the Common Areas.

     Section 2.03 Compliance with Laws. Tenant shall at all times comply with all laws, ordinances and any regulations promulgated by any governmental authority having jurisdiction over the Building and/or the Premises. To the extent Landlord is required by the City of Seattle to maintain carpooling and public transit programs, Tenant shall cooperate in the implementation and use of these programs by and among Tenant's employees, provided that this shall not require Tenant to relinquish its five parking spaces. Except with respect to matters which relate to Tenant's particular use of the Premises, it shall be Landlord's responsibility to maintain the Building in compliance with applicable building codes and the Americans With Disabilities Act. Notwithstanding the preceding sentence to the contrary, the initial cost of bringing the Premises into compliance with all applicable codes shall be paid from the Allowance (as defined in Exhibit C).

     Section 2.04 Access to Premises. Tenant shall have access to the Premises 24 hours per day, 7 days per week, every day of the year.

                                  ARTICLE III

                                     TERM

     Section 3.01 Term. The term of this Lease shall commence on the first day of the calendar month in which the earlier of the following dates occurs (such first day of the calendar month shall be referred to as the "Lease Commencement Date"):

          (a) The date upon which Landlord has notified Tenant that the Premises are substantially complete and the Landlord tenders delivery of the Premises to Tenant as provided in Section 3.03 (a) below;

          (b) The date that Tenant takes possession or beneficial occupancy of the Premises; provided, that if the first to occur of (a) or (b) above falls on a day other than the first day of a calendar month, Tenant's rent and other obligations pursuant to this Lease for the first month of the Lease Term (as defined below) shall be prorated based upon the number of days from and including the first to occur of (a) or (b) above to the end of such first month.

     From the Lease Commencement Date, the term of this Lease shall continue for the time period specified in the Lease Summary, the expiration of which shall be the Termination Date of this Lease, unless this Lease is sooner terminated as hereinafter provided. The period between the Lease Commencement Date and the Termination Date shall be referred to as the "Lease Term" or "Term." The Landlord and Tenant acknowledge that certain obligations under the provisions of this Lease may be binding upon them prior to the Lease Commencement Date, such as, but not limited to, the provisions of Exhibit C, and Landlord and Tenant shall be bound by such provisions prior to the Lease Commencement Date.

     Section 3.02  Lease Year.  "Lease Year" shall mean that period of twelve
(12) consecutive months which ends on December 31st of each year and which falls within the Term of this Lease; provided, however, the first Lease Year (which may be a partial Lease Year) shall mean that period from the Lease Commencement Date until the December 31st first occurring after the Lease Commencement Date and the last Lease Year (which may be a partial Lease Year) shall mean that period from the January 1st last occurring during the Term of this Lease until the Termination Date.

    Section 3.03  Possession by Tenant.

          (a) Landlord shall deliver to Tenant, and Tenant shall accept from Landlord, possession of the Premises, upon the date of substantial completion of the standard "Tenant Improvements" described as "Landlord's Work" in Exhibit C. The term "substantial completion of the Premises" as used in this Lease, shall mean the date of substantial completion of the Landlord's Work as specified in Exhibit C such that Tenant's contractor may commence the construction and/or installation of "Tenant's Work" as specified in said Exhibit C. With the understanding that installation of any heating, air conditioning and sprinkler systems by Landlord within the Premises may not be completed until construction of the Tenant's Work, as specified in Exhibit C has commenced. Certification by Landlord's architect (the "Project Architect") as to the substantial completion of the Premises shall be conclusive and binding upon Landlord and Tenant. Tenant shall commence construction and/or installation of the Tenant's Work as described in Exhibit C promptly upon the substantial completion of the Landlord's Work and shall diligently prosecute that work to completion.

          (b) If Landlord cannot deliver possession of the Premises to Tenant by the Target Lease Commencement Date, as specified in the Lease Summary, then this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event all Rent shall be abated until the Landlord delivers possession of the substantially completed Premises to Tenant (excepting to the extent any such delay is caused by Tenant or anyone acting through or on behalf of Tenant). If Landlord is delayed in delivering the Premises to Tenant until after March 1, 1998, and such delay is not the result of a Delaying Cause (as defined in Section 11.01) and is not caused by Tenant or anyone acting through or on behalf of Tenant, then Tenant shall receive two (2) days of free rent for each day after March 1, 1998, that delivery of possession is delayed.

     Section 3.04  Option to Renew.

          (a) Landlord hereby grants Tenant the right to renew the term of this Lease for one period of five (5) years (the "Renewal Term") on the same terms and conditions contained in the Lease, except that (i) Basic Rent for the Renewal Term shall be as set forth hereinbelow, (ii) except as expressly provided in this Section 3.04, Tenant shall not be entitled to any concessions with respect to the Renewal Term including, without limitation, commissions or allowances, and (iii) no additional options to renew shall apply following the expiration of the Renewal Term. Written notice (the "Tenant's Election") of Tenant's exercise of its option to renew ("Option to Renew") the Term of this Lease for a Renewal Term must be given to Landlord no less than nine (9) months but no more than twelve (12) months prior to the date the Term of the Lease would otherwise expire. Tenant shall have no right to renew this Lease if Tenant is in default at the time of Tenant's Election or at any time thereafter before the commencement of the Renewal Term.

          (b) In the event Tenant validly exercises its Option to Renew the Term of this Lease as herein provided, Basic Rent shall be adjusted as of the commencement date of the Renewal Term as follows:

               (1) Commencing within ten (10) days after Landlord's receipt of Tenant's Election, Landlord and Tenant shall attempt to agree upon Basic Rent for the Premises for the Renewal Term, such rent to equal the estimated fair market rental value of the Premises for the Renewal Term. If the parties are unable to agree upon the rent within thirty (30) days, then within thirty (30) days thereafter each party, at its own cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years full-time commercial real estate appraisal experience in the area in which the Premises are located to appraise and set rent for the Renewal Term. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set rent for the Renewal Term. If each party shall have so appointed an appraiser, the two appraisers shall meet promptly and attempt to set the rent for the Renewal Term. If the two appraisers are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications herein stated within ten (10) days after the last day the two appraisers are given to set rent. If the two appraisers are unable to agree on the third appraiser within such ten (10) day period, either of the parties to this Lease, by giving five (5) days notice to the other party, may apply to the then presiding judge of the Superior Court of King County for the selection of a third appraiser meeting the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party

               (2) Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set rent for the Renewal Term. If a majority of the appraisers are unable to agree upon the rent within the stipulated period of time, the three appraisals shall be added together and their total divided by three (3).

The resulting quotient shall be the rent for the Premises during the Renewal Term. If, however, the low appraisal and/or the high appraisal is/are more than five percent (5%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be rent for the Premises during the Renewal Term.

               (3) For purposes of determining the rent for the Renewal Term, including the determination of rent by the appraisers, the "fair market rental value" shall be based on the actual rental rates which ready and willing renewal tenants are paying or would pay, as of the Renewal Term commencement date, as annual rent for a primary renewal premises (as distinguished from the rent payable for a sublet premises or with respect to an assignment of an interest in an existing lease) to a ready and willing landlord of such primary renewal premises for space comparable to the Premises in a building comparable to the Building, taking into consideration any allowances, concessions or other special benefits being offered to such renewal tenants. Rental rates quoted or used under sublease agreements shall be considered rates of special circumstances and shall be excluded from the definition of "fair market rental value" under this
Section 3.04. During the Renewal Term, the Base Year for Operating Expenses shall not change.

          (c) The Option to Renew may not be assigned or transferred by Tenant except in connection with an assignment of this Lease.

          (d) In the event Tenant timely and properly exercises the Option to Renew, Landlord and Tenant shall within fifteen (15) days after the determination of rent for the Renewal Term, execute an amendment to this Lease extending the Lease Term on the terms and conditions set forth in this Section 3.05, but this Lease will be extended in accordance with Tenant's exercise of the Option to Renew whether or not the amendment is signed.

     Section 3.05 Option to Terminate. Tenant shall have a one-time right to terminate this Lease (the "Termination Option") effective as of the end of the sixty-fourth (64th) month of the Term subject to and on the following terms and conditions

          (a)  Tenant shall notify Landlord in writing between the fifty-second
(52nd) month and the fifty-fifth (55th) month of the Term that Tenant needs to expand the Premises (the "Expansion Notice"). Such notice shall designate the exact amount of square footage of expansion space Tenant needs (the "Expansion Space"). The Expansion Notice shall constitute an irrevocable notice to Landlord that (1) Tenant desires to expand the Premises by the amount of Expansion Space set forth in the Expansion Notice, and (2) if the Expansion Space is not made available by Landlord pursuant to the provisions of subsection
(b) below, Tenant desires to terminate the Lease Term at the end of the sixty-fourth (64th) month of the Term (the "Early Termination Date"). If Tenant fails to provide Landlord with the Expansion Notice in a timely manner, Tenant's Termination Option shall be void and of no further force or effect.

          (b) Landlord shall have until the Early Termination Date to make the Expansion Space available to Tenant. The Expansion Space shall be located on floor(s) 3, 4, 5, and/or 6 of the Building and Landlord shall use its best reasonable efforts to locate the Expansion Space on a floor which is contiguous with the Premises. If the Expansion Space consists of more than 3,500 rentable square feet, Landlord may, at its option, separate the Expansion Space between two different spaces in the Building. If Landlord is able to made the Expansion Space available to Tenant by the Early Termination Date, then (1) Tenant's Termination Option shall be void and of no further force or effect, and (2) the Expansion Space shall become part of the Premises on the date that it is made available to Tenant by Landlord. The Expansion Space shall be leased on the same terms and conditions as this Lease at the Basic Rent rate in effect for the period of the Term applicable to the Expansion Space. Landlord shall provide Tenant with a pro rated allowance for the Expansion Space in the same manner as the allowance for the Right of First Refusal Space under subsection 1.05(b) above. The Expansion Space shall be deemed "available" to Tenant under the terms of this subsection when it is vacant and ready for the construction of tenant improvements.

          (c) If Landlord is unable to make the Expansion Space available to Tenant by the Early Termination Date and Tenant has timely provided Landlord with the Expansion Notice, then the Lease Term shall termi-nate on a date selected by Tenant which shall be no sooner than the Early Termination Date but no later than 180 days after Landlord notifies Tenant that it will not be able to make the Expansion Space available and, notwithstanding the provisions of Section 3.04 to the contrary, Tenant shall have no Options to Renew the Term beyond the Early Termination Date. If the Lease Term terminates pursuant to this subsection (c), Tenant shall notify Landlord of the selected termination date at least 30 days in advance and shall pay Landlord, on or before the date the Lease terminates, an amount equal to the unamortized portion of the Tenant Improvement Allowance in an original principal balance of $177,378, Architectural and Design Allowance in an original principal balance of $2.50 per sq. ft., and Moving Allowance in an original principal balance of $3.00 per sq. ft., which shall be amortized on a straight-line basis over eighty-eight (88) months, together with the unamortized portion of the Right of First Refusal Allowance.

                                  ARTICLE IV

                                     RENT

     Section 4.01 Basic Rent. Tenant shall pay to Landlord as minimum rental for the use and occupancy of the Premises the "Basic Rent" as specified in the Lease Summary. Basic Rent shall be payable in Monthly Rent Installments of the amount specified in the Lease Summary, on or before the first day of each month of the Lease Term beginning on the Lease Commencement Date. Basic Rent for any partial year shall be prorated based upon the actual number of months left in such partial year. The Monthly Rent Installment for any partial month shall be prorated based upon the actual number of days in that partial month.

    Section 4.02  Operating Expenses.

          (a) This is a fully serviced, gross Lease. All Operating Expenses shall be included in the Basic Rent from the Lease Commencement Date through the Base Year. With respect to each Lease Year following the Base Year, the Tenant shall pay, in monthly installments and as "Additional Rent," an amount equal to the "Tenant's Proportionate Share" (as hereinafter defined) of actual "Total Operating Expenses" (as hereinafter defined) minus Tenant's Proportionate Share of actual Total Operating Expenses for the Base Year. The Base Year is set forth in the Lease Summary. To the extent that the Building is less than ninety-five percent (95%) occupied during the Base Year, the Operating Expenses with respect to the Base Year shall be "grossed up" to reflect a minimum occupancy of ninety-five percent (95%). Notwithstanding anything herein to the contrary, Tenant shall in no event pay less than the Basic Rent in any calendar year.

          (b) "Tenant's Proportionate Share" shall be computed by dividing the Total Rentable Area of the Premises by the Total Rentable Area of the Building with respect to any particular Operating Expense. Tenant's Proportionate Share upon the Lease Commencement Date for the entire Premises is as specified in the Lease Summary.

          (c) "Rentable Area of the Building" and "Rentable Area of the Premises" are defined as those areas obtained by measuring the Building and Premises in accordance with the method of measuring rentable office space specified in the most recent American National Standards Institute Publication (otherwise known as "BOMA Standard"), The Total Rentable Area of the Building and Total Rentable Area of the Premises, as of the Lease Commencement Date, are as specified in the Lease Summary. The Total Rentable Area of the Premises exceeds the usable area of the Premises to include a pro rata share of hallways, restrooms, and other common elements located on the floor on which the Premises are located.

          (d) Landlord shall provide Tenant with a written estimate of Total Operating Expenses for the succeeding year within thirty (30) days after the start of each Lease Year during the Lease Term, following the first full Lease Year (first full calendar year) of the Lease Term. Tenant shall then pay to Landlord, monthly in advance, one-twelfth (1/12) of Tenant's Proportionate Share of the estimated Total Operating Expenses for the said Lease Year in excess of Tenant's Proportionate Share of the Total Operating Expenses for the Base Year. In the event any item of actual Operating Expenses, including without limitation those items identified in subparagraph (f) below, increases five percent (5%) or more in price or cost over any twelve (12) month period, Landlord shall have the option to pass through to Tenant Tenant's Proportionate Share of any increase in the actual Operating Expenses upon thirty
(30) days' written notice from Landlord to Tenant.

          (e) Within one hundred twenty (120) days after the end of every Lease Year during the Lease Term, Landlord shall provide the Tenant with a written statement of the actual Total Operating Expenses for that Lease Year. If the actual Total Operating Expenses should exceed the estimated amount with respect to such Lease Year, then Tenant shall pay Landlord the additional amount due to the Landlord within sixty (60) days and, if actual Total Operating Expenses should be less than the estimated Total Operating Expenses for that Lease Year, then Landlord shall credit, against future Additional Rent due under this Article, the amount of any overpayment by Tenant.

          (f) "Operating Expenses" as used herein shall mean all costs, expenses and other charges incurred by Landlord in connection with the operation and maintenance of the Property and the Building as a first class mixed use retail/office building complex in the Central Business District of Seattle, Washington, including but not limited to:

               (i) Wages, salaries and fringe benefits of all employees and contractors engaged in the operation and maintenance of the Property and/or the Building; employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied against Landlord on those wages and salaries; and the cost to Landlord of disability and hospitalization insurance and pension or retirement benefits for these employees;

               (ii) All supplies and materials used in the operation and maintenance of the Property and/or the Building;

               (iii) Cost of water and power, and cost of heating, lighting, air conditioning and ventilating the Building, the Common Areas and the Premises, which costs shall be based on either Tenant's Proportionate Share or separately allocated to the Premises, at Landlord's option, based upon either direct usage, if separately metered, or an appropriate allocation among all tenants consuming those services as measured from the meter monitoring this usage;

               (iv) The electrical costs incurred in the operation of the "chiller' for the Building, which shall be allocated monthly among the Building tenants based upon relative use of electricity. The "chiller' shall be maintained upon a separate electrical meter which will measure the "chiller's" electrical usage, There shall be allocated to Tenant a pro rata share of the "chiller' electrical cost which shall be equal to a fraction, the numerator of which is Tenant's electrical usage for the Premises and the denominator of which is the entire metered electrical usage for the Building (excluding the "chiller' electrical usage), on a monthly basis;

               (v) Cost of maintenance, depreciation and replacement of machinery, tools and equipment (if owned by Landlord) and for rental paid for such machinery, tools and equipment (if rented) used in connection with the operation or maintenance of the Building;

               (vi) All premiums and deductibles on policies of compensation, public liability, property damage, automobile, garage keepers, rental loss and any other policies of insurance maintained by Landlord with respect to the Property, Building or any insurable interest therein. Cost of casualty and liability insurance applicable to the Property and/or the Building, the improvements therein, and Landlord's personal property used in connection therewith;

               (vii) Cost of janitorial services, repairs and general maintenance;

               (viii) Any capital improvements made or installed for purposes of saving labor or otherwise reducing applicable operating costs amortized over the useful life of such improvements, as determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item;

               (ix)    Intentionally deleted;

               (x) All taxes and assessments and governmental charges whether federal, state, county or municipal and any other taxes and assessments attributable to the Property and/or the Building or its operation, including without limitation real property taxes and assessments and any tax or other levy, however denominated, on or measured by the rental collected by the Landlord with respect to the Building, or on Landlord's business of leasing the Building, but excluding federal and state taxes on income;

               (xi) The cost of maintaining any public transit system, vanpool, or other public or semi-public transportation imposed upon Landlord's ownership and operation of the Building;

               (xii) Cost of all accounting and other professional fees incurred in connection with the operation of the Property and/or the Building;

               (xiii) A management fee, not to exceed current market rates, which may be payable to the Landlord;

               (xiv) Cost of replacing nonspecialty lamps, bulbs, starters and ballasts used in the Building, other than those for which the cost is billed directly to a tenant.

     Operating Expenses shall not include expenses for which the Landlord is reimbursed or indemnified (either by an insurer, condemnor, tenant or otherwise); expenses incurred in leasing or procuring tenants (including, without limitation, lease commissions, legal expenses, and expenses of renovating space for tenants); legal expenses arising out of disputes with tenants or the enforcement of the provisions of any lease of space in the Building; interest or amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases; costs of any work or service performed for or facilities furnished to a tenant at the tenant's cost; the cost of correcting defects (latent or otherwise) in the construction of the Building, except those conditions (not occasioned by construction defects) resulting from wear and tear shall not be deemed defects; and costs of capital improvements and depreciation and amortization (except as provided in Section 4.02(f)(viii) or otherwise above). Landlord and Tenant shall each from time to time upon request of the other sign a written memorandum confirming the amount of the Additional Rent as adjusted from time to time hereunder. Notwithstanding the above to the contrary, the expenses described in subsections (i), (xii), and
(xiii) above shall not exceed six percent (6%) of the Total Operating Expenses in any year.

     Section 4.03 Rent. The terms "Rent" and "Rental" as used in this Lease shall mean all amounts to be paid hereunder by Tenant whether those sums are designated as Basic Rent or Additional Rent and as adjusted by the terms of this Lease. Failure by Tenant to pay any sum of Rent due under this Article IV shall entitle Landlord to pursue any or all remedies specified in this Lease as well as remedies specified in RCW Chapter 59.12 or otherwise allowed by law.

     Section 4.04 Place of Payment. All Rent shall be paid to the Landlord on or before the first day of each calendar month at the address to which notices to Landlord are to be given. All Rental payments to be made hereunder, whether Basic Rent, or Additional Rent or otherwise, are to be made without deduction, setoff, prior notice or demand by Landlord.


                                   ARTICLE V

                       SECURITY DEPOSIT AND PREPAID RENT

     Section 5.01  Security Deposit.  Intentionally deleted.

     Section 5.02  Prepaid Rent.  Intentionally deleted.

                                  ARTICLE VI

                                     TAXES

     Section 6.01 Personal Property Taxes. Tenant shall pay before delinquency all license fees, public charges, property taxes and assessments on the furniture, fixtures, equipment and other property of or being used by Tenant at any time situated on or installed in the Premises.

     Section 6.02 Business Taxes. Tenant shall pay before delinquency all taxes and assessments or license fees levied, assessed or imposed by law or ordinance, by reason of the use of the Premises for the specific purposes set forth in this Lease.


                                  ARTICLE VII

                     MAINTENANCE, REPAIRS AND ALTERATIONS

     Section 7.01 Landlord's and Tenant's Improvements. Landlord and Tenant shall, each at its own expense, complete and install in a good and workmanlike manner within the Premises those items specified as the "Landlord's Work" and `Tenant's Work," respectively, specified on Exhibit C attached hereto.

     Section 7.02 Services to be Furnished by Landlord. Provided Tenant is not in default under any of the provisions of this Lease, and subject to reimbursement pursuant to Section 4.02 above, Landlord shall provide the following services during standard hours of operation of the Building. These standard hours of operation are 7 a.m. to 7 p.m., Monday through Friday, Saturdays 8 a.m. to 5 p.m., and Sundays 12 noon to 6 p.m. (excluding national holidays).

          (a) Public utilities shall be caused to furnish the Premises with electricity and water utilized in operating any and all facilities serving the Premises;

          (b) Hot and cold water at those points of supply provided for general use of other tenants in the Building, central heat and air conditioning in season, at such times as Landlord normally furnishes these services to other tenants in the Building and at temperatures and in amounts as are considered by Landlord to be standard, but this service at times during the weekdays at other than standard hours of operation for the Project, on Saturday afternoons, Sundays and holidays shall be furnished only upon request of Tenant, who shall bear the entire costs thereof;

          (c) Routine maintenance, painting and electric lighting service for all Common Areas and special service areas of the Building in the manner and to the extent deemed by Landlord to be standard and consistent with the operation and maintenance of the Building as a first-class office building in the Central Business District (BCD) of Seattle;

          (d) Janitorial service on a five (5) day week basis, excluding Fridays, Saturdays, and legal holidays;

          (e) Electrical facilities to provide sufficient power for typewriters, personal computers and other small office machines of similar low electrical consumption, but not including electricity required for electronic data processing equipment, special lighting in excess of building standard, and any other item of electrical equipment which (itself) consumes more than .5 kilowatts per hour at rated capacity. If any electrical equipment installed in the Premises requires air conditioning capacity above that provided by the building standard system, then the additional air conditioning installation and corresponding operating costs will be the separate obligation of the Tenant;

          (f) Initial lamps, bulbs, starters and ballasts used within the Premises;

          (g) Security for the Building; provided, however, Landlord shall not be liable to Tenant or any employee, invitee, licensee or subleases of Tenant for losses due to theft or burglary, or for damages done by unauthorized persons in the Building;

          (h)  Elevator service; and

          (i)  HVAC facilities during standard Building hours.

     In the event Tenant desires any of the aforementioned services in amounts in excess of those reasonably deemed by Landlord to be "standard" and in the event Landlord elects to provide these additional services, Tenant shall pay Landlord as Additional Rent hereunder the cost of providing these additional services. Failure by Landlord to any extent to furnish any of the above services, or any cessation thereof, resulting from causes beyond the control of Landlord, shall not render Landlord liable in any respect for damages to either person or property, nor shall that event be construed as an eviction of Tenant, nor result in an abatement of Rent, nor relieve Tenant from any of Tenant's obligations hereunder (including, but not limited to, the payment of Rent). Should any of the equipment or machinery utilized in supplying the services listed herein for any cause cease to function properly, Landlord shall use reasonable diligence to repair that equipment or machinery promptly, but Tenant shall have no right to terminate this Lease, and shall have no claim for a reduction, abatement or rebate of Rent or damages on account of any interruption in service occasioned thereby or resulting therefrom.

     Section 7.03 Tenant's Maintenance and Repairs. Tenant shall be obligated to maintain and to make all repairs, replacements or additions of any kind whatsoever to all personal property located within the Premises and to all trade fixtures, furnishings and carpet located within the Premises. Tenant also shall be responsible for maintaining and replacing all specialty lamps, bulbs, starters and ballasts as indicated on the Tenant's Space Plan referred to in Exhibit C.

     Section 7.04 Tenant's Alterations. Subject to Landlord's prior written approval, Tenant may make, at its expense, additional improvements or alterations to the Premises which it may deem necessary or desirable. Any repairs or new construction by Tenant shall be done in conformity with plans and specifications approved by Landlord and shall be performed by a licensed contractor approved by Landlord. If requested by Landlord, Tenant shall post a bond or other security satisfactory to Landlord to protect Landlord against liens arising from work performed for Tenant. All work performed shall be done in a workmanlike manner and with materials of the quality and appearance as exist throughout the Building. Landlord may require Tenant to remove and restore any improvements or alterations on the termination of this Lease in accordance with Section 13.02 below. Landlord will notify Tenant upon giving its consent if any such improvements or alterations need to be restored at the end of the Lease Term.

     Section 7.05 Liens. Tenant shall keep the Premises and the Property free from any liens arising out of any work performed, material furnished, or obligations incurred by Tenant. If Tenant disputes the correctness or validity of any claim of lien, Tenant shall, within ten (10) days after written request by Landlord, post or provide security in a form and amount acceptable to Landlord to insure that title to the Property remains free from the lien claimed.


                                 ARTICLE VIII

                                   INSURANCE

     Section 8.01 Use; Rate. Tenant shall not do anything in or about the Premises which will in any way tend to increase insurance rates paid by Landlord on policies of liability or casualty insurance maintained with respect to the

Building and/or Property. In no event shall Tenant carry on any activities which would invalidate any insurance coverage maintained by Landlord.

     Section 8.02 Liability Insurance. Tenant shall during the Lease Term, at its sole expense, maintain in full force a policy or policies of comprehensive liability insurance issued by one or more insurance carriers, insuring against liability for injury to or death of persons and loss of or damage to property occurring in or on the Premises and any portion of the Common Area which is subject to Tenant's exclusive control. Said liability insurance shall be in an amount not less than $1,000,000.00 combined single limit for bodily and personal injury and property damage.

     Section 8.03 Worker's Compensation Insurance. Tenant shall at all times maintain Compensation Insurance in compliance with Washington law.

     Section 8.04 Casualty Insurance. Tenant shall pay for and shall maintain in full force and effect during the Term of this Lease a standard form policy or policies of property and all-risk coverage with an extended coverage endorsement covering all interior and storefront glass, whether plate or otherwise, stock in trade, trade fixtures, equipment, tenant improvements installed at Tenant's cost and expense, and other personal property located in the Premises and used by Tenant in connection with its business.

     Section 8.05 Compliance With Regulations. Tenant shall, at its own expense, comply with all requirements, including installation of fire extinguishers, or automatic dry chemical extinguishing systems, required by insurance underwriters or any governmental authority having jurisdiction thereover, necessary for the maintenance of reasonable fire and extended insurance for the Premises. The cost of initial compliance with fire codes within the Premises shall be paid from the Allowance (as defined in Exhibit C).

     Section 8.06 Waiver of Subrogation. Any property and all-risk coverage insurance carried by Landlord or Tenant insuring, in whole or in part, the Building and/or the Premises, including improvements, alterations and changes in and to the Premises made by either of them, and Tenant's trade fixtures therein shall be written in such a manner as to permit the waiver of rights of subrogation prior to loss by either party against the other in connection with loss or damage covered by the policies involved. So long as the policy or policies can be so written and maintained in effect, neither Landlord nor Tenant shall be liable to the other for any such loss or damage. Either party shall, upon request by the other party, furnish such other party evidence of its compliance with this Section 8.06.

     Section 8.07  General Requirements.

          (a) All policies of insurance required to be carried hereunder by Tenant shall be written by companies licensed to do business in Washington and which are rated A:XIII or better in the "Best's Key Rating Guide." Tenant shall, when requested by Landlord, furnish Landlord with a certificate evidencing insurance required to be maintained by Tenant pursuant to this Article VIII and shall satisfy Landlord that each such policy is in full force and effect.

          (b) The policy of public liability insurance required to be carried under Section 8.02 above shall be primary and non-contributing with the insurance carried by Landlord.

          (c) Each policy required under Sections 8.02 and 8.04 shall expressly include, severally and not collectively, as named or additionally named insured thereunder, the Landlord and any person or firm designated by the Landlord and having an insurable interest thereunder, hereinafter called "Additional Insured," as their respective interests may appear.

          (d) All insurance policies maintained by Tenant shall not be subject to cancellation or reduction in coverage except upon at least thirty (30) days' prior written notice to Landlord. The policies of insurance or duly executed certificates evidencing them, together with satisfactory evidence of the payment of premiums thereon, shall be deposited with Landlord on the Lease Commencement Date and not less than thirty (30) days prior to the expiration of the term of such coverage.

          (e) If the Tenant fails to procure and maintain insurance as required by this Article VIII, the Landlord may obtain such insurance and keep it in effect, and the Tenant shall pay to Landlord the premium cost thereof, upon demand and as Additional Rent, with interest as provided in Section 21.07 below from the date of payment by the Landlord to the date of repayment by the

          (f)  The limits of any insurance maintained by Tenant pursuant to this
Article VIII shall in no way limit the liability of Tenant under this Lease.

     Section 8.08 Blanket Insurance. The Tenant may fulfill its insurance obligations hereunder by maintaining a so-called "blanket" policy or policies of insurance in a form that provides by specific endorsement coverage not less than that which is required hereunder for the particular property or interest referred to herein; provided, however, that the coverage required by this
Article VIII will not be reduced or diminished by reason of use of such blanket policy of insurance.

     Section 8.09 Landlord's Insurance. Landlord shall keep in full force and effect all-risk insurance on the Building in such amounts as Landlord reasonably deems necessary.


                                  ARTICLE IX

                         DESTRUCTION AND CONDEMNATION

     Section 9.01  Total or Partial Destruction.

          (a) In the event the Building and/or the Premises is damaged by fire or other perils covered by Landlord's insurance, Landlord shall:

               (i) In the event of total destruction, at Landlord's option, as soon as reasonably possible thereafter, commence repair, reconstruction and restoration of the Building and/or the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or within sixty (60) days after the discovery of such damage, elect not to so repair, reconstruct or restore the building and/or the Premises, in which event this Lease shall terminate. In either event, Landlord shall give Tenant written notice of its intention within said sixty (60) day period. In the event Landlord elects not to restore the building, and/or the Premises, this Lease shall be deemed to have terminated as of the date of such total destruction.

               (ii) In the event of partial destruction of the Building and/or the Premises, to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof, and if the damage thereto is such that the Building and/or the Premises may be repaired, reconstructed or restored within a period of ninety (90) days from the date of the discovery of such casualty, and if Landlord will receive insurance proceeds sufficient to cover the cost of such repairs, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If such work of repair, reconstruction and restoration shall require a period longer than ninety (90) days or exceeds twenty-five percent (25%) of the full insurable value thereof, or if said insurance proceeds will not be sufficient to cover the cost of such repairs, then Landlord either may elect to so repair, reconstruct or restore and the Lease shall continue in full force and effect or Landlord may elect not to repair, reconstruct or restore and the Lease shall then terminate. Under any of the conditions of this Section 9.01
(a)(ii), Landlord shall give written notice to Tenant of its intention within thirty (30) days after the discovery of such partial destruction. In the event Landlord elects not to restore the Building and/or the Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction. If the damage exceeds twenty-five percent (25%) of the full insurable value of the Building, Tenant may elect to terminate this Lease by giving Landlord written notice thereof within twenty (20) days of the discovery of the damage.

          (b) Upon any termination of this Lease under any of the provisions of this Section 9.01, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have therefore accrued and are then unpaid.

          (c) In the event of repair, reconstruction and restoration by Landlord as herein provided, the rental payable under this Lease shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration; provided that there shall be no abatement of rent if such damage is the result of Tenant's negligence or intentional wrongdoing. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration. Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Section 9.01. Notwithstanding anything to the contrary contained in this Section 9.01, if Landlord is delayed or prevented from repairing or restoring the damaged Premises within one (1) year after the discovery of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other cause beyond the control of Landlord, Landlord or Tenant shall have the option to terminate this Lease, whereupon Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligations under this Lease as of the end of said one year period.

          (d) If damage is due to any cause other than fire or other peril covered by extended coverage insurance, Landlord may elect to terminate this Lease.

          (e) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only of those portions of the Building and the Premises which were originally provided at Landlord's expense, and the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant.

          (f)  Notwithstanding anything to the contrary contained in this
Section 9.01, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Section 9.01 occurs during the last twelve (12) months of the Term of this Lease or any extension hereof. In the event of any damage or destruction to the Premises during the last twelve (12) months of the term which materially interferes with Tenant's business operations at the Premises, Tenant shall have the right to terminate this Lease by giving notice thereof to Landlord within thirty (30) days of the date of discovery of the damage or destruction.

          (g) Landlord and Tenant hereby waive the provisions of any statutes or court decisions which relate to the abatement or termination of leases when leased property is damaged or destroyed and agree that such event shall be exclusively governed by the terms of this Lease.

     Section 9.02 Condemnation. If the whole of the Property or the Premises, or such portion thereof as shall be required for its reasonable use, shall be taken by virtue of any condemnation or eminent domain proceeding, this Lease shall automatically terminate as of the date of the condemnation, or as of the date possession is taken by the condemning authority, whichever is later. Current Rent shall be apportioned as of the date of the termination. In case of a taking of a part of the Premises or a part of the Property not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect and the Rental shall be equitably reduced based upon the proportion by which the Rentable Area of the Premises is reduced. This Rent reduction shall be effective on the date of the partial taking. No award, settlement in lieu of an award, or any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award or settlement in lieu of an award which may be made in the taking or condemnation proceeding, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided that nothing herein shall prevent Tenant from making a separate claim against the condemning authority for the taking of Tenant's personal property, and/or moving costs so long as such claim in no way affects the award to be received by Landlord.

     Section 9.03 Sale Under Threat of Condemnation. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for all purposes under this Article


                                   ARTICLE X

                              INDEMNITY AND WAIVER

     Section 10.01 Indemnity.

          (a) Tenant, as a material part of the consideration to be rendered to Landlord, and subject to subsection 10.01(b) below, hereby agrees to defend, indemnify, and hold Landlord harmless against any and all claims, costs, and liabilities, including reasonable attorneys' fees and costs (including costs and fees associated with any lawsuit or appeal), arising by reason of any injury or claim of injury to person or property, of any nature and howsoever caused, arising out of the use, occupation and/or control of the Premises, or from any breach of the terms of this Lease, or any violation of any governmental or insurance requirements by Tenant, its sublessees, assignees, invitees, agents, employees, contractors, or licensees, except and to the extent as may arise out of the willful or negligent acts of Landlord or Landlord's agents, employees or contractors.

          (b) In the event of concurrent negligence of Tenant, its sublessees, assignees, invitees, agents, employees, contractors, or licensees on the one hand, and that of Landlord, its agents, employees, or contractors on the other hand, which concurrent negligence results in injury or damage to persons or property of any nature and howsoever caused, and relates to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of the Premises, Common Areas, or Building, Tenant's obligation to indemnify Landlord as set forth in this Section 10.01 shall be limited to the extent of Tenant's negligence, and that of Tenant's sublessees, assignees, invitees, agents, employees, contractors or licensees, including Tenant's proportional share of costs, attorneys' fees and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage. Tenant agrees that it will not assert its industrial insurance immunity if such assertion would be inconsistent with Landlord's right to Indemnification from Tenant pursuant to this Section 10.01. The parties agree that this provision was mutually negotiated.

     Section 10.02 Waiver. All property kept, stored or maintained on the Premises shall be so kept, stored or maintained at the sole risk of Tenant. Except in the case of Landlord's negligence or willful misconduct, Landlord shall not be liable, and Tenant waives all claims against Landlord, for damages to persons or property sustained by Tenant or by any other person or firm resulting from the Building or by reason of the Premises or any equipment located therein becoming out of repair, or through the acts or omissions of any persons present in the Building (including the Common Areas) or renting or occupying any part of the Building (including the Common Areas), or for loss or damage resulting to Tenant or its property from burst, stopped or leaking sewers, pipes, conduits, or plumbing fixtures, or for interruption of any utility services, or from any failure of or defect in any electric line, circuit, or facility, or any other type of improvement or service on or furnished to the Premises or the Common Areas or resulting from any accident in, on or about the Premises or the Common Areas.


                                   ARTICLE XI

                                     DELAYS

     Section 11.01 Delays. If either party is delayed in the performance of any covenant of this Lease because of any of the following causes (referred to elsewhere in this Lease as a "Delaying Cause"): acts of the other party, action of the elements, war, riot, labor disputes, inability to procure or general shortage of labor or materials in the normal channels of trade, delay in transportation, delay in inspections, or any other cause beyond the reasonable control of the party so obligated, whether similar or dissimilar to the foregoing, financial inability excepted, then that performance shall be excused for the period of the delay but shall in no way affect Tenant's obligation to pay Rent or the length of the Lease Term.


                                  ARTICLE XII

                      ASSIGNMENT, SUBLEASE AND SUCCESSION

     Section 12.01 Consent Required. Tenant shall neither assign this Lease or any interest herein, nor sublet, license, grant any concession, or otherwise give permission to anyone other than Tenant to use or occupy all or any part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord may condition its consent upon an increase in the Basic Rent payable hereunder in an amount equal to any subrental or other consideration received by Tenant as a result of the subletting or assignment (less reasonable and actual expenses associated with the assignment or sublease including tenant improvements, leasing commissions, and legal fees) which is in excess of the Basic Rent provided for in Section
4.01 above. Landlord shall require a $250 payment to cover its handling charges for each assignment or sublease it is requested to approve. The sale, assignment, transfer, sublease or disposition, whether for value, by operation of law, gift, will, or intestacy, of (a) 25% or more of the issued and outstanding stock of Tenant if Tenant is a corporation, or (b) of the interest of any general partner, joint venturers, or associate of Tenant, if Tenant is a partnership, joint venture, or association, shall be deemed an assignment of this Lease under this Section 12.01.

     Section 12.02 General Conditions. In the event of any assignment or sublease approved by Landlord pursuant to Section 12.01 above, Tenant shall remain primarily liable on its covenants hereunder unless released in writing by Landlord. In the event of any assignment or sublease, the assignee or sublessee shall agree in writing to perform and be bound by all of the covenants of this Lease required to be performed by Tenant. Any one assignment or subletting approved by Landlord pursuant to Section 12.01, shall not be deemed to allow any further assignment or subletting without Landlord's prior written consent.

     Section 12.03 Succession. Subject to any limitations on assignment and subletting set forth herein, all the terms and provisions of this Lease shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.


                                  ARTICLE XIII

                            SURRENDER OF POSSESSION

     Section 13.01 Surrender. At the expiration of the Lease created hereunder, whether by lapse of time or otherwise, Tenant shall surrender the Premises to Landlord.

     Section 13.02 Condition at Time of Surrender. Furnishings, trade fixtures and equipment installed by Tenant shall be the property of Tenant. Upon termination of this Lease, Tenant shall remove any such property. Tenant shall repair or reimburse Landlord for the cost of repairing any damage to the Premises and/or Common Areas resulting from the installation or removal of Tenant's property, and Tenant shall deliver the Premises to Landlord in clean and good condition ex for reasonable wear and tear.


                                  ARTICLE XIV

                                 HOLDING OVER

     Section 14.01 Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant without the express written consent of Landlord shall not constitute the renewal or extension of this Lease or give Tenant any rights in or to the Premises. In the event of such a holding over by Tenant without the express written consent of Landlord, the monthly Rent payments to be paid by Tenant shall be subject to increase at the sole discretion of Landlord in an amount equal to 125% of the then applicable Rental rate, provided, however, no payment of such increased Rental by Tenant shall be deemed to extend or renew the Term of this Lease, and such Rental payments shall be fixed by Landlord only to establish the amount of liability for payment of Rent on the part of Tenant during such period of holding over. In the event Landlord shall give its express written consent to Tenant to occupy the Premises beyond the expiration of the Term, that occupancy shall be construed to be a month-to-month tenancy upon all the same terms and conditions as set forth herein unless modified by Landlord in such written consent; provided that Rent charged during any period of holding over shall be as stated above.


                                  ARTICLE XV

                               ENTRY BY LANDLORD

     Section 15.01 Entry by Landlord. Landlord reserves, and shall at any and all times have, the right to enter the Premises during business hours to inspect the same, to show the Premises to prospective purchasers or lessees, to post notices of nonresponsibility, to repair the Premises and any portion of the Building that Landlord may deem necessary or desirable, without abatement of Rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed; provided, that the entrance to the Premises shall not be blocked unreasonably thereby and, provided, further that the business of the Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages, injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by Landlord's exercise of its rights pursuant to this Section 15.01, except and to the extent any such damage, injury or interference results from the negligence or willful misconduct of Landlord. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors to or in the Premises in an emergency, in order to obtain entry to the Premises without liability to Tenant. Any entry to the Premises obtained by Landlord by any of these means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

     Section 15.02 Failure to Surrender. If Tenant fails to surrender the Premises upon the expiration or termination of this Lease, Tenant shall indemnify and hold Landlord harmless from loss and liability resulting from that failure, including, without limiting the generality of the foregoing, any claims made by any succeeding Tenant.


                                  ARTICLE XVI

                                 SUBORDINATION

     Section 16.01 Lease Subordinate To Mortgages. This Lease shall automatically be subordinate to any existing mortgages or deeds of trust which affect the Property, the Building and/or the Premises; to any first mortgages or deeds of trust hereafter affecting the Property, the Building and/or the Premises, and to all renewals, modifications, consolidations, replacements or extensions thereof. This provision shall be self-operative and no further instrument of subordination shall be required by any existing or first mortgagee or beneficiary of a deed of trust; provided, that Tenant shall have the continued enjoyment of the Premises free from any disturbance or interruption by any existing or first mortgagee or beneficiary of a deed of trust, or any purchaser at a foreclosure or private sale of the Property as a result of Landlord's default under a mortgage or deed of trust, so long as Tenant is not then in default under the terms and conditions of this Lease. Immediately upon execution of this Lease by both parties, Landlord shall use its best efforts to obtain a non-disturbance agreement from Landlord's exiting lender in a form reasonably acceptable to Tenant.

          Section 16.02   Estoppel Certificates.  Tenant shall, within fifteen
(15) days of presentation, acknowledge and deliver to Landlord (a) any subordination or non-disturbance agreement or other instrument that Landlord may require to carry out the provisions of this Article, and (b) any estoppel certificate requested by Landlord from time to time in the standard form of any mortgagee or beneficiary of and deed of trust affecting the Building and Premises certifying, if such be true, that Tenant is in occupancy, that this Lease is unmodified and In full force and effect, or if there have been modifications, that the Lease as modified is in full force and effect, and stating the modifications and the dates to which the Rent and other charges shall have been paid, and that there are no Rental offsets or claims.


                                 ARTICLE XVII

                              DEFAULT AND REMEDY

     Section 17.01 Events of Tenant's Default. The occurrence of any one or more of the following events shall constitute a material default in breach of this Lease by Tenant:

          (a)  Vacation or abandonment of the Premises;

          (b) Failure by Tenant to make any payment required as and when due, where that failure shall continue for a period of five (5) days;

          (c) Failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease, other than making any payment when due, where that failure shall continue for a period of twenty (20) days after Landlord gives written notice to Tenant of that failure; and

          (d) Making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the petition is dismissed within thirty (30) days; or the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises, or of Tenant's interest in this Lease.

     Section 17.02 Remedies. In the event of any breach or default by Tenant under the terms or provisions of this Lease, Landlord, in addition to any other rights or remedies that it may have, shall have the immediate right of reentry. Should Landlord elect to reenter or take possession of the Premises, it may either terminate this Lease, or from time to time, without terminating this Lease, relet the Premises or any part thereof for the account and in the name of the Tenant or otherwise, for any term or terms and conditions as Landlord in its sole discretion may deem advisable, with the right to complete construction of or make alterations and repairs to the Premises and/or improvements installed by Tenant. Tenant shall pay to Landlord in the event of reletting, as soon as ascertained, the costs and expenses incurred by Landlord in the reletting, completion of construction, or in making any alterations and repairs. Rentals received by Landlord from any reletting shall be applied: first, to the payment of any indebtedness, other than Rent, due hereunder from Tenant to Landlord; second, to the payment of Rent due and unpaid hereunder and to any other payments required to be made by the Tenant hereunder; and the residue, if any, shall be held by Landlord as payment of future Rent or damages in the event of termination as the same may become due and payable hereunder; and the balance, if any, at the end of the Term of this Lease shall be paid to Tenant. Should rental received from time to time from the reletting during any month be a lesser Rental than herein agreed to by Tenant, the Tenant shall pay the deficiency to Landlord. The Tenant shall pay the deficiency each month as the amount thereof is ascertained by the Landlord. Notwithstanding the foregoing, Landlord shall also have the right upon Tenant's default to terminate this Lease, accelerate all Basic Rent payments due under this Lease for the remaining Term hereof, or if Tenant has been granted an option to extend and that option has been exercised, for the remainder of the option term, and shall be entitled to recover from Tenant the total amount of unpaid Rent together with all past due Rent and any other payment due hereunder, less the amount which is established to be the reasonable rental value of the Premises for the remaining Term discounted to the present value at the prime rate then being charged by Seafirst Bank's Seattle main branch after taking into consideration normal duration of vacancy periods, tenant improvement costs and Landlord's reasonably anticipated costs of reletting the Premises.

     Section 17.03 Reletting. No reletting of the Premises by Landlord permitted under Section 17.02 shall be construed as an election on Landlord's part to terminate this Lease unless a notice of Landlord's intention to terminate is given to Tenant, or unless the termination of the Lease is decreed by a court of competent jurisdiction. In the event of reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for a previous breach, provided it has not been cured. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy it may have, it may recover from Tenant all damages it may incur by reason of that breach.

     Section 17.04 Default of Landlord. Landlord shall not be in default unless Landlord fails to perform its obligations under this Lease within thirty
(30) days after written notice by Tenant, or if such failure is not reasonably capable of being cured within such thirty (30) day period, Landlord shall not be in default unless Landlord has failed to commence the cure and diligently pursue the cure to completion.

     Section 17.05 Non-Waiver. Failure by Landlord to take action or declare a default as a result of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of that term, covenant, or condition, or of any subsequent breach of any term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rental so accepted, regardless of Landlord's knowledge of that preceding breach at the time of acceptance of th6 Rent.

     Section 17.06 Mortgagee Protection. In the event of any uncured default on the part of Landlord, which default would entitle Tenant to terminate this Lease, Tenant shall not terminate this Lease unless Tenant has notified any mortgagee or beneficiary of deed of trust, whose address shall have been furnished to Tenant, at least sixty (60) days in advance of the proposed effective date of the termination. During the sixty (60) day period the mortgagee or beneficiary shall be entitled to commence to cure the default. If the default is not capable of being cured with due diligence within the sixty
(60) day period, the Lease shall not be terminated if the mortgagee or beneficiary of a deed of trust shall have commenced to cure the default within the sixty (60) day period and shall pursue the cure with due diligence thereafter. If the default is one which is not capable of cure by the mortgagee or beneficiary of a deed of trust within the sixty (60) day period because the mortgagee or beneficiary of a deed of trust is not in possession of the Building or Property, the sixty (60) day period shall be extended to include the time needed to obtain possession of the Premises by the mortgagee or beneficiary of a deed of trust by power of sale, judicial foreclosure, or other legal action required to recover possession, provided that these avenues are pursued with due diligence.


                                 ARTICLE XVIII

                            LIMITATION OF LIABILITY

     Section 18.01 Limitation of Landlord's Liability. In consideration of the benefits accruing hereunder Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

          (a) The sole and exclusive remedy shall be against the partnership which is the Landlord and its partnership assets;

          (b) No partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over the partnership);

          (c) No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction over the partnership);

          (d)  No judgment will be taken against any partner of Landlord;

          (e) No writ of execution will ever be levied against the assets of any partner of Landlord other than the partnership assets; and

          (f) These covenants and agreements are enforceable both by Landlord and also by any

     Section 18.02 Applicability. Tenant agrees that each of the covenants and agreements contained in Section 18.01 above shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.


                                 ARTICLE  XIX

                                    NOTICES

     Section 19.01 Notices. Any notice required or desired to be given under this Lease shall be in writing with copies directed as indicated herein' and shall be personally served or given by mail. Any notice given by mail shall be deemed to have been given when seventy-two (72) hours have elapsed from the time such notice was deposited in the United States mail, certified mail, return receipt requested, and postage prepaid, addressed to the party to be served at the last address given by that party to the other party under the provisions of this section. As of the Lease Commencement Date, the addresses of the Landlord and Tenant are as specified in the Lease Summary.


                                  ARTICLE XX

                             HAZARDOUS SUBSTANCES

     Section 20.01 Presence and Use of Hazardous Substances. Tenant shall not, without Landlord's prior written consent, keep on or around the Premises, Common Areas or Building, for use, disposal, transportation, treatment, generation, storage or sale, any substances designated as, or containing components designated as, hazardous, dangerous, toxic or harmful (collectively referred to as "Hazardous Substances"), and/or are subject to regulation by any federal, state or local law, regulation, statute or ordinance, other than ordinary household cleaning materials and office supplies.

     Section 20.02 Cleanup Costs, Default and Indemnification. Tenant shall be fully and completely liable to Landlord for any and all cleanup costs and any and all other charges, fees, penalties (civil and criminal) imposed by any governmental authority with respect to Tenant's use, disposal, transportation, treatment, generation, storage and/or sale of Hazardous Substances, in or about the Premises, Common Areas, or Building, whether or not consented to by Landlord. Tenant shall indemnify, defend and hold Landlord harmless from any and all of the costs, fees, penalties, liabilities and charges incurred by, assessed against or imposed upon Landlord (as well as Landlord's attorneys' fees and costs) as a result of Tenant's use, disposal, transportation, treatment, generation, storage and/or sale of Hazardous Substances.


                                  ARTICLE XXI

                                 MISCELLANEOUS

     Section 21.01 Headings. The headings used in this Lease are for convenience only. They shall not be construed to limit or to extend the meaning of any part of this Lease.

     Section 21.02 Amendments. Any amendments or additions to this Lease shall be in writing by the parties hereto, and neither Tenant nor Landlord shall be bound by any verbal or implied agreements.

     Section 21.03 Time of the Essence. Time is expressly declared to be of the essence of this Lease.

     Section 21.04 Entire Agreement. This Lease contains the entire agreement of the parties hereto with respect to the matters covered hereby, and no other agreement, statement or promise made by any party hereto, or to any employee, officer or agent of any party hereto, which is not contained herein, shall be binding or valid.

     Section 21.05 Language. The words "Landlord" and "Tenant," when used herein, shall be applicable to one (1) or more persons, as the case may be, and the singular shall include the plural and the neuter shall include the masculine and feminine, and if there be more than one (1) the obligations hereof shall be joint and several. The word "persons" whenever used shall include individuals, firms, associations and corporations and any other legal entity, as applicable. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning, and shall not be construed strictly for or against Landlord or Tenant.

     Section 21.06 Invalidity. If any provision of this Lease shall be deemed to be invalid, void or illegal, it shall in no way affect, impair or invalidate any other provision hereof.

     Section 21.07 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, and the exact amount of the costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any mortgage or deed of trust covering the Premises. Therefore, in the event Tenant shall fail to pay any installment of Rent or other sum due hereunder within ten (10) days after notice of default of payment is given by Landlord, Tenant shall pay to Landlord as Additional Rent a late charge equal to ten percent (10%) of each installment or the sum of $25.00 per month, whichever is greater. A $20.00 charge will be paid by the Tenant to the Landlord for each returned check. In the event Landlord pays any sum or expense on behalf of Tenant which Tenant is obligated to pay hereunder, or in the event Landlord expends any other sum or incurs any expense, or Tenant fails to pay any sum due hereunder, Landlord shall be entitled to receive interest upon that sum at the rate of eighteen percent (18%) per annum until paid.

     Section 21.08  Relocation.  Intentionally deleted.

     Section 21.09 Computation of Time. The word "day" means "calendar day" herein, and the computation of time shall include all Saturdays, Sundays and holidays for purposes of determining time periods specified herein.

     Section 21.10 Applicable Law. This Lease shall be interpreted and construed under and pursuant to the laws of the State of Washington.

     Section 21.11 Attorneys' Fees. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease or in the event suit is brought for the recovery of any Rent due under this Lease for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord, and/or eviction of Tenant during the Term of this Lease or after the expiration thereof, the prevailing party will be entitled to a reasonable sum for attorneys' fees, witness fees, and other court costs, both at trial and on appeal.

     Section 21.12 Termination. Upon the termination of this Lease by expiration of time or otherwise, the rights of Tenant and all persons claiming under Tenant in and to the Premises shall cease.

     Section 21.13 Broker's Commission. Tenant represents and warrants that it has incurred no liabilities or claims for brokerage commissions or finder's fees in connection with the negotiation and/or execution of this Lease and that it has not dealt with or has any knowledge of any real estate broker/agent or salesperson in connection with this Lease except for those identified in the Lease Summary. Tenant agrees to indemnify, defend, and hold Landlord harmless from and against, all of such liabilities and claims (including, without limitation, attorneys' fees and costs) made by any other broker/agent or salesperson claiming to represent Tenant in connection with this Lease and against any commission owed to Tenant's Leasing Representatives.

     Section 21.14 Signs or Advertising. The Tenant will not inscribe any inscription or post, place, or in any manner display any sign, notice, picture or poster or any advertising matter whatsoever, anywhere in or about the Premises or Building which can be seen from outside the Premises, without first obtaining Landlord's written consent thereto. Any consent so obtained from Landlord shall be with the understanding and agreement that Tenant will remove these items at the termination of the tenancy herein created and repair any damage or injury to the Premises or the Building caused thereby. Landlord will install and maintain an Office Tower directory of tenants in the principal lobby entrances of the Building, and Landlord may, as it may determine from time to time, publish or advertise the Office tenancy list of Landlord's Building. Tenant shall not use photographs, drawings, or other renderings of the Building, the Building logo or tradename, or any other proprietary name, mark or symbol of Landlord without first obtaining Landlord's prior written consent. Tenant shall have the right to install a mutually acceptable exterior building sign on the 8th floor elevator tower of the Building. Landlord agrees that the sign on the 8th floor may occupy all of the surface of the east side of the elevator machine room facing 4th Avenue and to the illumination of this sign. Landlord shall have approval of the final design of this sign, which approval shall not be unreasonably withheld or delayed.

     Section 21.15 Transfer of Landlord's Interest. In the event Landlord transfers its reversionary interest in the Premises or its rights under this Lease, other than a transfer for security purposes only, Landlord shall be relieved of all obligations occurring hereunder after the effective date of such transfer provided that Landlord's obligations under this Lease are assumed by the transferee.

     Section 21.16 Counterparts. This Agreement may be executed by the parties in counterparts, and each counterpart Agreement shall be deemed to be an original hereof.

     Section 21.17 Quiet Employment. Subject to the provisions of this Lease and conditioned upon performance of all of the provisions to be performed by Tenant hereunder, Landlord shall secure to Tenant during the Lease Term the quiet and peaceful possession of the Premises and all rights and privileges appertaining thereto.

     Section 21.18 Authority. Each party hereto warrants that it has the authority to enter into this Agreement and that the signatories hereto have the authority to bind Landlord and Tenant, respectively.

     Section 21.19 Name of Building. In the event Landlord chooses to change the name of the Building, Tenant agrees that such change shall not affect in any way its obligations under this Lease, and that, except for the name change, all terms and conditions of this Lease shall remain in full force and effect. Tenant agrees further that such name change shall not require a formal amendment to this Lease, but shall be effective upon Tenant's receipt of written notification from Landlord of said change.

     Section 21.20 Rules and Regulations. Tenant agrees to abide by and adhere to any reasonable rules and regulations for the Building, and all amendments thereto, which may be promulgated from time to time by Landlord which do not materially change the provisions of this Lease. The rules and regulations currently in effect upon the date of execution of this Lease are set forth as Exhibit D attached hereto.

     Section 21.21 Agency Disclosure. At the signing of this Lease, the Leasing Representative(s) identified in the Lease Summary represented the party noted therein. Each party signing this document confirms that prior oral and/or written disclosure of agency was provided to him/her in this transaction (as required by WAC 308-124D-040).

     Section 21.22 Lease Summary, Addendum and Exhibits. The Lease Summary, set forth on pages (i) and (ii) of the Lease, as well as any Addenda and Exhibits to this Lease are hereby incorporated herein by reference.

     Section 21.23 Survival. Those provisions of this Lease which, in order to be given full effect, require performance by either Landlord or Tenant following the termination of this Lease shall survive the Termination Date.

     Section 21.24 Parking. Contemporaneously with the execution of this Lease, Tenant is entering into an agreement with 1501 Fourth Avenue Limited Partnership for the lease of five (5) parking stalls in the Second & Pike Parking Garage on the terms and conditions of the Second & Pike Garage Parking Agreement attached hereto as Exhibit F.

     Section 21.25 Moving Expense Allowance. Landlord shall reimburse Tenant for Tenant's Moving Costs (as defined below) in the amount of up to $3.00 per rentable square foot of the Premises (the "Moving Expense Allowance"). Such reimbursement shall be paid by Landlord within thirty (30) days of Tenant's written request for reimbursement and receipt by Landlord of paid invoices verifying the actual Moving Costs incurred by Tenant and any applicable lien releases. "Moving Costs" as used in the Lease shall mean Tenant's actual out-of-pocket costs associated with moving to or within any particular space in the Building including moving, arranging and rearranging offices, furniture, and equipment including the installation of phone and data lines (but shall not include the cost of purchasing any furniture or equipment). Any portion of the Moving Expense Allowance not used by Tenant may be used for the cost of the Tenant Improvements under Exhibit C or Tenant's leasing commissions. It shall be Tenant's responsibility to pay any commission due to the Tenant's Leasing Representatives listed in paragraph 21.13 above.

     Section 21.26 Architectural and Design Allowance. Landlord shall reimburse Tenant for Tenant's reasonable out of pocket engineering, architectural and design expenses ("Design Costs") with respect to the Premises in the amount of up to $2.50 per rentable square foot of the Premises (the "Architectural and Design Allowance"). Such reimbursement shall be paid by Landlord within thirty (30) days of Tenant's written request for reimbursement and receipt by Landlord of paid invoices verifying the actual expenses incurred by Tenant. Any portion of the Architectural and Design Allowance not used by Tenant may be used for the cost of the Tenant Improvements under Exhibit C. Any portion of the Design Allowance not used by Tenant may be used for the cost of the Tenant Improvements under Exhibit C or Tenant's leasing commissions.

     IN WITNESS WHEREOF, this Lease Agreement is executed on the day and year first written above.

TENANT:                                 LANDLORD:

fine.com CORPORATION, a                 THIRD AVENUE ASSOCIATES,a
a Washington orporation                 Washington limited partnership


By  /s/ James P. Chamberlin             By  /s/ Gary J. Carpenter
   ------------------------------          -------------------------------
   Its   Chief Financial Officer           Its    General Partner
       --------------------------              ---------------------------

                          [NOTARY BLOCKS AFFIXED HERE]

                               [EXHIBITS OMITTED]